UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015 (September 30, 2015)

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 26, 2015, ZaZa Energy Corporation (the “Company”) received a letter from The NASDAQ Listing Qualifications Staff (the “Staff”) stating that the Staff had determined that the Company’s securities would be delisted from The NASDAQ Stock Market LLC (“NASDAQ”) on the basis that the market value of its listed securities had been below the minimum $35 million required for continued listing set forth in NASDAQ Listing Rule 5550(b)(2).  The Company initially appealed the Staff’s determination to delist its securities.

On September 30, 2015, the Company elected to delist from NASDAQ.  Following the Company’s withdrawal of its appeal request, NASDAQ notified the Company that its shares would be suspended at the open of business on Monday, October 5, 2015.  The Company’s securities may be eligible to continue to be quoted on the OTC Bulletin Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2015

ZaZa Energy Corporation

By:	/S/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

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